SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive  Additional  Materials [ ]  Soliciting  Material  Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12

                        Crown Cork & Seal Company, Inc.
................................................................................
                (Name of Registrant as Specified In Its Charter)


................................................................................

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

            ....................................................................

         2) Aggregate number of securities to which transaction applies:

            ....................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ....................................................................

         4) Proposed maximum aggregate value of transaction:

            ....................................................................

         5) Total fee paid:

            ....................................................................

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            ...........................................................
         2) Form, Schedule or Registration Statement No.:
            ...........................................................
         3) Filing Party:
            ...........................................................
         4) Date Filed:
            ...........................................................

                        Crown Cork & Seal Company, Inc.
                                9300 Ashton Road
                        Philadelphia, Pennsylvania 19136




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OF COMMON STOCK
                                      1995



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Common Stock of CROWN CORK & SEAL COMPANY, INC. will be held at the Corporation's Office located at 9300 Ashton Road, Philadelphia, Pennsylvania, on the 27th day of April 1995 at 11:00 A.M., to elect Directors, to consider and act upon the resolution to adopt the 1994 Stock-Based Incentive Compensation Plan, which resolution the Board of Directors unanimously recommends, and to transact other such business that may properly come before the meeting.

     The stock transfer books of the Corporation will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 17, 1995 will be entitled to vote.

                                             By Order of the Board of Directors

                                             RICHARD L. KRZYZANOWSKI
                                             Executive Vice President,
                                             Secretary & General Counsel


Philadelphia, Pennsylvania 19136
March 24, 1995



WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND, THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE.

  2

                        Crown Cork & Seal Company, Inc.
                                9300 Ashton Road
                        Philadelphia, Pennsylvania 19136

                   PROXY STATEMENT - MEETING, April 27, 1995

To All Shareholders:

     The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 27, 1995 and, if properly executed, shares represented thereby will be voted by the named proxies or attorneys at such meeting. The expense for such solicitation will be borne by the Company. Certain officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or personally without any extra compensation. A Proxy may be revoked by a Shareholder voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company, or by executing and delivering a later-dated Proxy.


     The persons named as Proxies were selected by the Board of Directors of the Company and all are Directors and Officers of the Company.

     On February 24, 1995, there were 89,757,544 outstanding shares of Common Stock.

     The Connelly Foundation of Conshohocken, Pennsylvania was the owner of 8,018,500 shares of Common Stock, constituting 8.97% of the class outstanding as of December 31, 1994.

     J.P. Morgan Co. Incorporated of New York, New York reported that, as of December 31, 1994, it was the owner of 8,443,746 shares of Common Stock, constituting 9.4% of the class outstanding. Based on information contained in filings made with the Securities & Exchange Commission, J.P. Morgan has sole voting power with respect to 4,377,695 shares, sole dispositive power with respect to 8,204,976 shares and shared dispositive power with respect to 236,870 shares.

     The Company has, to the best of its knowledge, no other beneficial owner of more than 5 percent of the Common Stock outstanding.

     Shareholders of record as of March 17, 1995 are entitled to one vote for each share then held. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Any Shareholder giving a Proxy has the power to revoke it by written revocation delivered to the Corporate Secretary any time before it is voted. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Under Pennsylvania Law and the Company's By-Laws, abstentions and broker non-votes are not considered to be "votes" and, therefore, shall not be given effect either as affirmative or negative votes. Votes which are withheld shall be excluded entirely from the vote and shall have no effect. The Annual Report for the year ended December 31, 1994, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement, i.e., on or about March 24, 1995.

  3

ELECTION OF DIRECTORS

     The persons named in the proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as nominees for Directors have indicated that they will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating Committee of the Board of Directors does not believe will happen, the persons named in the proxy will vote for the remaining nominees and others who may be selected by the Nominating Committee.

     The By-Laws of the Company provide for a variable number of Directors from 10 to 18. For 1995, the Board of Directors has fixed the number of Directors at
15. It is intended that the proxies will be voted for the election of the 15 nominees named below as Directors, and no more than 15 will be nominated. None of the nominees, during the last five years, were involved as a defendant in any legal proceedings that could adversely affect his or her capacity to serve as a member of the Board of Directors. The principal occupations stated below are the occupations which the nominees have had during the last five years.

     The names of the nominees and information concerning them and their associations as of February 24, 1995, as furnished by the nominees, follows.

                                                                                                             Amount  and Percentage
                                                                                                              of Securities of the
                                                                                                                 Company  Owned
                                                                                                          Beneficially, Directly or
                                                                                               Year First          Indirectly
                                                                                                 Became       Common
          Name                             Age         Principal Occupation                     Director      Shares     Percentage
William J. Avery (a), (d), (1)              54       Chairman of the Board,                        1979        176,504      0.197%
                                                     President and Chief Executive Officer;
                                                     also, a Director of West Company

Henry  E.  Butwel  (a), (b)                 66       Former Executive Vice President,              1975        102,400      0.114%
                                                     Administration and Chief Financial
                                                     Officer

Charles  F. Casey                           68       Former Chairman of the Board of               1992          4,000      0.004%
                                                     Constar International Inc., now a
                                                     wholly-owned subsidiary of the Company,
                                                     Retired

Francis  X. Dalton                          71       Former  Treasurer, Retired                    1987         66,761      0.074%

Francis J. Dunleavy (b),(c)                 80       Director of Bird, Inc.,                       1980          6,600      0.007%
                                                     AEL, and Selas  Corp.

Chester C. Hilinski (a),(c), (d)            77       Of Counsel, Dechert Price &
                                                     Rhoads, Attorneys                             1984         16,100      0.018%

Richard L. Krzyzanowski (a),(2)             62       Executive Vice President,
                                                     Secretary and General Counsel                 1983        137,939      0.154%

  4

                                                                                                             Amount  and Percentage
                                                                                                              of Securities of the
                                                                                                                 Company  Owned
                                                                                                          Beneficially, Directly or
                                                                                               Year First          Indirectly
                                                                                                 Became       Common
          Name                             Age         Principal Occupation                     Director      Shares     Percentage
Josephine  C. Mandeville (3)                54       President and Chief Executive                  1991       233,100      0.260%
                                                     Officer of The Connelly
                                                     Foundation, a non-profit charitable
                                                     foundation

Owen  A. Mandeville, Jr.(3)                 60       President of Mandeville Insurance              1975        93,000      0.104%
                                                     Associates,  Inc., real estate
                                                     and insurance consultants

Michael   J.  McKenna  (a), (4)             60       Executive Vice President;                      1987       126,961      0.141%
                                                     President, North American Division

Alan W. Rutherford (5)                      51       Executive Vice President and                   1991        29,301      0.033%
                                                     Chief Financial Officer

J. Douglass Scott                           74       Former  Chief Executive Officer                1973        12,000      0.013%
                                                     of Crown Cork & Seal Canada, Inc.,
                                                     Retired

Robert J. Siebert                           74       Director and Retired President of              1966        48,770      0.054%
                                                     CRC Chemicals Inc., a marketer of
                                                     chemical specialties; Management
                                                     Consultant

Harold A.  Sorgenti (c)                     60       Managing Partner of The Freedom
                                                     Group and a Director of
                                                     Corestates Financial Corp.                     1991         4,800      0.005%

Edward P. Stuart (b), (d)                   81       Management Consultant                          1964       234,988      0.262%
                          ----------------------------

(a)  Member of the Executive Committee.
(b)  Member of the Audit Committee.
(c)  Member of the Executive Compensation Committee.
(d)  Member of the Nominating Committee.
                          ----------------------------
(1) Included in these are 21,300 shares owned by a charitable foundation of which Mr. Avery is one of three trustees and 32,800 shares subject to presently exercisable options held by Mr. Avery.
(2) Included in these are 3,700 shares owned by a charitable foundation of which Mr. Krzyzanowski is one of five trustees, 5,100 shares subject to presently exercisable options held by Mr. Krzyzanowski and 32,000 shares held by a charitable remainder trust of which Mr. Krzyzanowski is a trustee.
(3) Mr. Owen A. Mandeville, Jr. and Mrs. Josephine Mandeville are husband and wife. In 1994 the Company obtained insurance with various insurers through Mandeville Insurance Associates, Inc., insurance brokers of which Mr. Mandeville is President and the majority Shareholder. The premiums paid for this insurance in 1994 were approximately $3,600,000. In the opinion of the Management of the Company, the insurance was obtained on terms fair and reasonable and as favorable to the Company as could have been obtained from others.
(4) Included in these are 4,300 shares owned by a charitable foundation of which Mr. McKenna is one of eight trustees and 11,100 shares subject to presently exercisable options held by Mr. McKenna.
(5) Includes 12,000 shares subject to presently exercisable options held by Mr. Rutherford.

  5

     In addition, Mark W. Hartman, Executive Vice President, Corporate Technologies, is beneficial owner of 65,006 shares(6) of Common Stock or 0.072% and Hans J. Loliger, Executive Vice President and President of the Plastics Division, is beneficial owner of 16,740 shares(7) of Common Stock or 0.019%.

     All Executive Officers and Directors of the Company as a group of 22 including the above are beneficial owners of 1,562,737 shares of Common Stock or 1.741%.

     Not included in the table above are 8,018,500 shares of Common Stock owned by The Connelly Foundation, a private charitable foundation. Messrs. Avery, Hilinski, Mandeville and Mrs. Mandeville, his spouse, are four of 15 Trustees of this Foundation and disclaim any beneficial ownership of these shares. In addition, not included in the above table are 72,598 shares of Common Stock held in the Josephine C. Connelly Trust, of which Mrs. Mandeville is one of the Trustees and in which shares she disclaims any beneficial ownership. Also not included are 36,942 shares of Common Stock held under the will of John F. Connelly, of which Mr. and Mrs. Mandeville and Mr. Hilinski are Trustees and in which shares Mr. and Mrs. Mandeville and Mr. Hilinski disclaim any beneficial ownership.

     The Officers and Directors of the Company, in respect to the securities of the Corporation listed herein, have sole voting and investment power, except as to the shares held in the aforementioned trusts and charitable foundations, with respect to which the Trustees have shared voting and investment power.

                         BOARD MEETINGS AND COMMITTEES

     In 1994, there were five regular meetings, no special meetings of the Board of Directors and three meetings of the Executive Committee.

     In 1994, the Audit Committee had three meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants. The Executive Compensation Committee met five times and is responsible for the review of the executive compensation program. There were no meetings of the Nominating Committee which recommends candidates for election to the Board of Directors.

     Directors who are not employees of the Company are paid $15,000 annually as Director's fees and $750.00 per meeting attended. In addition, a non-employee Director who is Chairperson of a Committee is paid $10,000 annually while non-employee Director committee members are paid $7,000 annually with an attendance fee of $1,000 per meeting. In addition, in 1991 each non-employee Director was granted 3,000 shares of Company restricted stock released in five annual installments of 600 shares. Restrictions are removed as to each installment annually. Each incumbent Director of the Company attended at least
75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

                         -----------------------------
(6) Includes 26,025 shares subject to presently exercisable options held by Mr. Hartman.
(7) Includes 7,375 shares subject to presently exercisable options held by Mr. Loliger.

  6

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's five highest paid Executive Officers during 1994:

                         Summary Compensation Table (A)

                                     Annual Compensation    Long Term Compensation
                                                            Securities Underlying  All Other
       Name & Principal                     Salary      Bonus      Options       Compensation
          Position                 Year       ($)        ($)         (#)           ($)  (B)
William J. Avery                   1994     668,200      322,400        250,000(1)    4,620
-Chairman, President               1993     650,000      323,423         43,400       4,497
& Chief Executive                  1992     500,000      286,239         43,900       4,394
Officer

Michael J. McKenna                 1994     302,700      107,600         19,500       4,506
-Executive Vice President;         1993     275,000      120,881         16,000       4,125
President, North American Div.     1992     248,050      123,405         14,200       3,721

Mark W. Hartman                    1994     264,700       85,600         14,000       2,349
-Executive Vice                    1993     240,000       86,988         10,500       2,397
President,  Corporate              1992     217,800       99,705          9,300       2,186
Technologies

Alan W. Rutherford                 1994     247,300       79,350         15,500       3,682
-Executive Vice President;         1993     225,000       85,298         13,000       3,375
Chief Financial Officer            1992     158,038      110,119         10,000       2,370

Hans J. Loliger                    1994     246,600       74,420         11,500       3,687
-Executive Vice                    1993     205,067       60,000          8,500       2,780
President; President,              1992     212,500(2)    27,302         21,000         -0-
Plastics Division

                          ---------------------------

(A) The amount of perquisite and other personal benefits, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the materiality threshold of the lesser of $50,000 or 10% of the total of annual salary plus bonus, if less than $50,000.
(B) The amounts shown in this column represent amounts contributed to the 401(k) Savings and Employees' Stock Ownership Plan (KSOP) by the Company.
(1) Mr. Avery's Long Term Compensation includes the grant of options for 250,000 shares, including 150,000 shares of Common Stock under the 1990 Stock-Based Incentive Plan and 100,000 shares of Common Stock which were granted subject to Shareholder approval of the 1994 Stock-Based Incentive Plan.
(2) For purposes of this table, Mr. Loliger's 1992 Compensation has been converted from Swiss Francs to U.S. Dollars. Mr. Loliger was employed by Crown Obrist during and prior to 1992.

  7

              Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                     Number of             Value of
                                                                    Unexercised       Unexercised In-The-
                                                                      Options            Money Options
                                  Number Of           Value (A)     At 12/31/94         At 12/31/94 (B)
                              Shares Acquired         Realized      Exercisable/         Exercisable/
                               Upon Exercise             ($)      Unexercisable (#)    Unexercisable ($)
William J. Avery              1990 Plan &   37,500     850,001     32,800/342,000(1)        -0-/756,558
                              1994 Plan
Michael J. McKenna            1990 Plan        -0-         -0-      29,850/57,350       373,019/349,269
Mark  W.  Hartman             1990 Plan        -0-         -0-      26,025/45,275       380,779/362,623
Alan W. Rutherford            1990 Plan        -0-         -0-      17,625/41,500       177,312/187,782
Hans J. Loliger               1990 Plan      7,500     158,750       7,375/41,125         5,328/166,172
                       ---------------------------------

(A) Value Realized is the difference between the price of the stock on the date exercised less the option purchase price.
(B) Value of Unexercised Options is the difference between the stock price at December 31, 1994 and the option purchase price.
(1) Includes options for 100,000 shares of Common Stock pursuant to the 1994 Stock-Based Incentive Plan which were granted subject to Shareholder approval of that Plan.

                       ---------------------------------

                       Option Grants In Last Fiscal Year

     The Company's 1990 Stock Option Plan is administered by the Executive Compensation Committee appointed by the Board of Directors. The following table provides information related to Stock Options granted in the last fiscal year to the five named Executive Officers at Potential Realizable Values at Assumed Price Appreciation for the Option Terms Compounded Annually.

                                                                                          Potential Realizable Value
                                           % Of Total                                          At Assumed Annual
                                         Options Granted                                        Rates of Stock
                               Option     To Employees     Exercise Or                        Price  Appreciation
                              Granted #    In Fiscal       Base Price     Expiration             For Option Term
                             (A) (B) (C)      Year        Per Share (D)      Date            5%                10%
William J. Avery               250,000 (1)     49.9%         $37.500       10/27/04       $5,895,887      $14,941,335
Michael J. McKenna              19,500          3.9%         $38.250       12/17/04         $469,071       $1,188,733
Mark W. Hartman                 14,000          2.8%         $38.250       12/17/04         $336,773         $853,449
Alan W. Rutherford              15,500          3.1%         $38.250       12/17/04         $372,856         $944,890
Hans J. Loliger                 11,500          2.3%         $38.250       12/17/04         $276,635         $701,047

(A) Mr. Avery's options become exercisable each October 27th and in increments as follows: 37,500 shares in 1995; 37,500 shares in 1996; 37,500 shares in 1997; 62,500 shares in 1998; and 75,000 shares in 1999. All other Options granted in 1994 to the Executive Officers listed above become exercisable with respect to 25% of the shares covered thereby on each December 17th of the years 1995, 1996, 1997 and 1998 and are fully vested on December 17, 1998.
(B) The term of an option shall not be greater than ten years and cannot be exercised sooner than six months from date of grant.
(C) The Executive Compensation Committee administering the 1990 Stock-Based Incentive Plan and the 1994 Stock-Based Incentive Plan (subject to Shareholder approval) has the discretion, subject to plan limits, to modify terms of outstanding options and to reprice the options.
(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(1) Mr. Avery's Long Term Compensation includes the grant of options for 250,000 shares, including options for 150,000 shares of Common Stock under the 1990 Stock-Based Incentive Plan and options for 100,000 shares of Common Stock which were granted subject to Shareholder approval of the 1994 Stock-Based Incentive Plan.

  8

                               Retirement Program

     The Company maintains its Salaried Pension Plan, which is a qualified defined benefit retirement plan providing pension benefits for all non-union employees meeting minimum eligibility requirements. The Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last 10 years. These average earnings are multiplied by 1.25% and by an additional 1.25% of average earnings, if the employee elects to contribute to the supplemental portion of the Plan. This result is then multiplied by years of service, which yields the annual pension benefit. Under federal law, benefits from a qualified plan are limited to $120,000 per year. Also, for years beginning in 1994, benefits may be based only on the first $150,000 (adjusted for cost of living increases) of an employee's annual earnings. For illustration purposes, the following table shows estimated maximum aggregate annual retirement benefits payable from the qualified plan to employees who retire at age 65, assuming the employees contribute to the supplemental portion of the Plan during all the years of service and receive their benefit as a single life annuity, without survivor benefits:

   Final                                Years of Service
  Average
 Earnings                 15              20             25             30              35
$50,000                $18,750          $25,000        $31,250        $37,500         $43,750
$100,000               $37,500          $50,000        $62,500        $75,000         $87,500
$150,000               $56,250          $75,000        $93,750       $112,500        $120,000
$200,000               $67,500          $90,000       $112,500       $120,000        $120,000
$250,000               $78,750         $105,000       $120,000       $120,000        $120,000
$300,000               $90,000         $120,000       $120,000       $120,000        $120,000

     The Company also maintains the Senior Executive Retirement Plan ("SERP") in which eight key executives, including the five named Exe cutive Officers, participate. The fixed annual retirement benefits for three of the named executives who were first eligible to participate in the SERP before 1993 are as follows: Mr. Avery - $911,000; Mr. McKenna - $330,000; and Mr. Hartman - $305,000.

     Benefits for executives first eligible to participate in the SERP in 1993, including Mr. Rutherford and Mr. Loliger, are based upon a formula equal to a base amount plus (i) 2% of the average of the five highest consecutive years of earnings times years of service up to twenty years, plus (ii) 1% of such earnings times years of service over twenty years. Based upon this the formula, the estimated annual benefit at normal retirement for Mr. Rutherford and Mr. Loliger would be $322,000 and $190,000, respectively.

     Years of service credited under the Salaried Pension Plan and the SERP for the above named individuals are: Mr. Avery - 35 years, Mr. McKenna - 38 years, Mr. Hartman - 32 years, Mr. Rutherford - 20 years and Mr. Loliger - 2 years.

     The SERP also provides a lump sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

     The SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) there is a change in the identity of a majority of Directors of the Company over any two-year period; 3) the Shareholders approve certain mergers or consolidations; 4) there is a sale of substantially all of the Company's assets; or 5) there is a complete liquidation of the Company.

  9
                             EXECUTIVE COMPENSATION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors is charged with developing, monitoring and managing the executive compensation program at Crown Cork & Seal Company, Inc. We submit this report to Shareholders describing both the principles under which the program was developed and decisions reached that directly impact the Chief Executive Officer during 1994.

Principles

     Our guiding principle is to implement a unified program that enables the Company to retain and motivate a team of the industry's most outstanding executives so that they can create long-term value for the Shareholders. We do this by:

* regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies so that pay opportunities are generally within competitive norms;
* integrating all executive pay programs with the Company's short and long-term objectives and strategies; and
* developing ownership-oriented programs that reward for total Shareholder return over a long-service career.

     The Executive Compensation Committee works with independent management consultants in monitoring the effectiveness of the entire program.

     Over the last several years, your Company has undergone dramatic change and, in the process, Crown has been transformed into one of the world's packaging giants. To sustain the Company's performance and continue its growth, we need to not only motivate existing management but to attract and retain experienced managers at all levels in the Company. As a result, in the last few years, a number of modifications were made to the four primary components of the Company's executive compensation program. Overall the program has been redirected from an orientation on length of service and retirement compensation to a program more closely aligned with sustained improvement, Company performance and increased Shareholder value. The specific components of the program are described below.

1. Base Salary

     Historically, the Company's annual base salary levels have been well below competitive market levels. In order to attract and hold the management team and also to recognize the substantial growth and performance of the Company, we continue to move senior executive salaries toward competitive market rates, as defined by the container and manufacturing industries. We continued the policy this year, being the fifth year of the program, with more normal movements as we approach the competitive market medians. Executive salaries were still below their medians at the end of 1994. The competitive market includes, but is not limited to, companies of Crown's size in the container, non-durable manufacturing and general industry segments.

2. Annual Incentives

     In 1990, the Committee implemented a goal-based Management Incentive Plan which replaced programs used in past years. The Plan calls for the achievement of the Company's net income targets, as well as specific financial and operating goals, before incentive awards are earned by Plan participants. These goals stem directly from the Company's strategic and operating plans.

  10

     In 1994 the Plan called for the Company to achieve a specified target net income from normal operations, while at the same time taking into account the long-term investment needs of the business. The long-term considerations included, but were not limited to, re-aligning metal packaging in North America to better serve future market needs, continuing to develop the overseas operations, especially in the Pacific Rim region and developing the Company's plastics activities to meet demand worldwide.

3. Long Term  Incentives

     Stock options have always been a part of the executive compensation program at the Company. However, grant opportunities were somewhat discretionary, both in terms of amount and timing. Recently, the Committee adopted a program that offers stock options annually, but the size of the grant varies based on the Company's and the executives' performance. In making this change, the Committee reaffirms its belief that stock options are an ideal way to link Shareholder and executive interests.

4.  Retirement Benefits

     In the past, the Company's executive compensation plan had a bias toward providing significant end-of-career retirement income and insurance benefits. While in no way disavowing the Committee's belief that a long and successful career with the Company is important to growing Shareholder value, these programs will begin to decline in importance to the overall program as competitive pay and incentive opportunities are reached.

     In summary, the Committee believes that its role in designing, monitoring and managing the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted and motivated to fulfill their roles and responsibilities over the long-term. Annual incentive awards deliver the message that competitive pay is received only when earnings and other tactical goals are achieved. In addition, annual stock option grants require continuous improvement in value created for the long-term Shareholder.


           Specific Decisions Impacting Compensation for the Chairman
                          and Chief Executive Officer

     In considering the compensation for the named Executive Officers including the Chairman of the Board, President and Chief Executive Officer, William J. Avery, for the fiscal year 1994, the Committee reviewed the goals and objectives established at the beginning of the year and concluded that the management group continued to perform in an exceptional manner. Specifically, the following accomplishments were noted:

1. As a result of recent acquisitions and internal growth, the Company has been transformed into a major worldwide packaging manufacturer.

2. The acquisitions have been successfully absorbed, efficiency improved and the organization streamlined, resulting in significant cost reduction and profit improvement. Following on increases in net income of 19.6% in 1991, 21.3% in 1992, 16.4% in 1993, the Company achieved a 12.7% increase in 1994, before the restructuring charge.

  11

3. The profit objectives have been met in a period of difficult market conditions and the Company has continued to grow earnings. The value of Crown stock shows high growth when compared to the average of the S&P 500 and the Packaging Industry Group.

4. After having fully integrated CONSTAR International and Wellstar into the Company, the Plastics Division has achieved unprecedented growth with resulting revenues expected to exceed $1 billion in 1995.

5. On June 24, 1994 the Company acquired the Container Division of Tri-Valley Growers which was quickly integrated into the operations of the North American Division.

6. Although the Company continually restructures operations to meet market demands, the management decided on a major restructuring in North America which was announced in September 1994 resulting in the planned closure of ten plants, primarily in the metals product area.

     Mr. Avery's salary was moved to a median competitive salary level in past years, and as a result, his salary has been increased modestly (4.8%) from $668,200 to $700,000 in 1995.

     Mr. Avery also participates in the Management Incentive Plan as do other executive and senior management employees. As outlined above, major goals established under the operating plan and budget were met or exceeded and, the Committee believes that Mr. Avery's strategic vision for the Company, stewardship and performance during the year significantly enhanced Shareholder value and dramatically improved the Company's competitive position. As a result, he was granted a bonus payment of $322,400 in 1994.

     The Board of Directors considers Mr. Avery to be the preeminent leader in the Packaging Industry today and, as such, wishes to ensure his continued efforts on behalf of the Shareholders. As an incentive to further grow Shareholder value, the Compensation Committee of the Board of Directors granted Mr. Avery an option for 250,000 shares of common stock, partially under the 1990 Plan and partially under the 1994 Plan (which Plan is subject to Shareholder approval), to be exercisable over five years each October 27th in tranches of 15% in 1995, 15% in 1996, 15% in 1997, 25% in 1998, and 30% in 1999.

     This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.

                                   Harold A.  Sorgenti,  Chairman
                                   Francis J. Dunleavy
                                   Chester C. Hilinski

  12

                         COMPARATIVE STOCK PERFORMANCE
              Comparison of Five-Year Cumulative Total Return (a)
 Crown Cork & Seal, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)


                       PERFORMANCE GRAPH FILED ON FORM SE

(a) Assumes that the value of the investment in Crown Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.

(b) Industry index is weighted by market capitalization and is comprised of Crown, Ball, Bemis, Owens-Illinois, Sonoco Products, Stone Container and Temple-Inland.

  13

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 1994, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements, and there are no persons or institutions who own more than 10% of the Company's Common Stock.

                THE 1994 STOCK-BASED INCENTIVE COMPENSATION PLAN

     The Board of Directors has adopted and recommends that the Shareholders approve the Crown Cork & Seal Company, Inc. 1994 Stock-Based Incentive
Compensation Plan (the "Plan"). The purpose of the Plan is to assist the Company, and its subsidiaries and affiliates, in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees. The Plan permits awards to eligible employees that qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code.

     The total number of shares of the Company's Common Stock available for awards under the Plan is 4,000,000 shares (subject to adjustments for stock splits, stock dividends and the like.) Shares not issued pursuant to awards because of their termination for other reasons will be available again for awards under the Plan. The maximum number of shares that may be awarded to any eligible employee is 250,000 during any calendar year.

     Administration. The Committee ("Committee"), designated by the Board of Directors, is authorized to interpret and administer the Plan, to select employees to whom awards will be granted, to determine the type and amount of awards, to establish performance-related goals that must be achieved before the transfer of Common Stock to an employee, to issue awards that are transferable by the employee and to adopt and make changes in regulations for carrying out the Plan. The Committee members must be Board members who are not employees of the Company and who are not eligible to participate in the Plan. The Committee may determine the effect, if any, of a change in control of the Company upon outstanding awards under the Plan. The Committee may, in its discretion, accelerate the vesting of or waive limitations on deferred stock and restricted stock awards. The Board of Directors may amend the Plan without Shareholder approval, other than increase the number of available shares, change the class of eligible employees, or when Shareholder approval is required under Section 16(b) of the Securities Exchange Act.

  14

     Eligibility. Any employee who is an officer or key employee of the Company, its subsidiaries or affiliates, including a Director who is such an employee, is eligible to participate. It is not possible to state at this time which officers or key employees will be granted awards under the Plan or the value of such awards, since these matters will be determined by the Committee based on level of responsibility, compensation and contribution to the Company's success. Awards may be granted to employees who are foreign nationals or employed outside the United States on terms and conditions different from those specified in the Plan.

     Awards. Under the Plan, eligible employees may be awarded deferred stock, restricted stock, stock options or stock appreciation righ ts ("SAR.") An award of "deferred stock" is the grant of a right to receive shares of the Company's Common Stock at the end of a specified deferral period or, if and when specified performance goals are met.

     An award of "restricted stock" is a grant of shares of Common Stock which is subject to forfeiture upon the happening of certain events and is held in escrow by the Company during the restriction period. Stock options may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to be "incentive stock options" under Section 422A of the Internal Revenue Code; non-qualified stock options are those stock options which do not qualify under Section 422A of the Internal Revenue Code. The exercise price of an incentive stock option must be at least the fair market price on the date of grant. Payment for Stock Option Shares upon the exercise of an option may be made in cash or, with the consent of the Committee, previously-owned shares of Common Stock. A SAR is the right to receive the increase in the fair market value of shares of Common Stock from the date of grant to the date of exercise of the SAR. Payment may be made in cash, Common Stock, restricted stock or deferred stock as determined by the Committee. A SAR may be granted in tandem with options or separately.

     Stock options and SARs will be exercisable over a period to be designated by the Committee (but not prior to six months nor more than ten years from the date of grant.) In addition, the Committee may, in its discretion, grant awards that are transferable during the employee's lifetime. The total number of "awards" under the Plan, including options, SARs, restricted stock and deferred stock, is limited to 4,000,000 shares, which equals approximately 4.456% of total outstanding shares of the Company as of February 24, 1995. The closing price of Common Stock reported on the New York Stock Exchange for February 24, 1995 was $42.50.

     Term. The Plan shall become effective on October 27, 1994 subject to Shareholder approval, and shall remain in effect for five years thereafter or until sooner terminated by the Board.

     Performance Criteria. To comply with section 162(m) of the Internal Revenue Code, the Committee may grant awards under the Plan that are subject to the satisfaction of performance-based criteria. Under the Plan, the Committee has discretion to determine the individual performance targets which must be achieved with respect to any such awards. The individual performance targets established by t he Committee must be based upon any of the following criteria:
(i) the price of Common Stock, (ii) the market share of the Company, (iii) the Company's sales, (iv) the earnings per share of Common Stock, (v) the return on the Company's shareholder equity or (vi) the Company's costs.

     Federal Tax Treatment. Under the present federal tax laws, the federal income tax treatment of deferred stock, restricted stock, stock options and SARs under the Plan is as follows:

     An employee realizes no taxable income and the Company is not entitled to a deduction when a restricted stock or deferred stock award is made. When the restrictions on the shares of restricted stock lapse or the deferral period for deferred stock ends, the employee will realize ordinary income equal to the fair market value of the shares, and, provided the applicable conditions of Section 162( m) of the

  15

Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon the sale of the shares, the employee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the employee recognizes income.

     An employee recognizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. If an employee sells shares acquired upon exercise, after complying with requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of any such sale. If the employee disposes of such shares before complying with requisite holding periods, the employee will recognize ord inary income and the Company will be entitled to a corresponding deduction.

     An employee recognizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, an employee will realize ordinary income in an amount equal to the excess of the fair market value of the shares over the exercise price, and, provided that the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. (Special rules apply in the case of a non-qualified option exercised by an employee who is subject to the short-swing profit recapture rules of
Section 16(b) of the Securities Exchange Act of 1934.) Upon sale of the option shares, the employee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the employee recognizes income with respect to the option exercise.

     An employee recognizes no taxable income and the Company is not entitled to a deduction when a stock appreciation right is granted. Upon exercise of a SAR, an employee will realize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and its fair market value on the date of grant, and, provided the applicable conditions of
Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. (Special rules apply if an employee who is subject to Section 16(b) receives shares upon exercising a SAR.) Requisite Vote. To be adopted, the Plan requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 1994 STOCK-BASED INCENTIVE COMPENSATION PLAN.

 16

                           PROPOSALS OF SHAREHOLDERS

     Proposals of Shareholders intended to be presented at the 1996 Annual Meeting must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Cork & Seal Company, Inc., 9300 Ashton Road, Philadelphia, Pennsylvania 19136 not later than November 27, 1995.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse is the independent accountant for the most recently completed fiscal year and has been selected by the Board of Directors to continue in that capacity for the current year. Price Waterhouse reviews and performs annual audits of the Company's financial statement and assists the Company in the preparation of federal tax returns. Representatives of Price Waterhouse are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the meeting or submitted in writing to the Office of the Secretary of the Company before the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter which may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

     The Company will file its 1994 Annual Report on Form 10-K with the Securities & Exchange Commission on or before March 31, 1995. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained the rein, may be obtained without charge by any Shareholder after March 31, 1995. Requests for copies of the Report should be sent to: Corporate Treasurer, Crown Cork & Seal Company, Inc., 9300 Ashton Road, Philadelphia, Pennsylvania 19136.

                                        RICHARD L.  KRZYZANOWSKI
                                        Executive Vice President,
                                        Secretary & General Counsel

                                        Philadelphia, Pennsylvania  19136
                                        March 24, 1995

                        CROWN CORK & SEAL COMPANY, INC.
                    9300 Ashton Road, Philadelphia, PA 19136

                          PROXY FOR ANNUAL MEETING OF
                COMMON SHAREHOLDERS TO BE HELD ON APRIL 27, 1995

The undersigned hereby appoints William J. Avery, Alan W. Rutherford and Richard
L. Krzyanowski as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Crown Cork & Seal Company, Inc. held of record by the undersigned on March 17, 1995 at the Annual Meeting of Shareholders to be held on April 27, 1995 or any adjournments thereof, for the items shown below and in any other matter that may properly come before the meeting:

1.   FOR the election of a Board of fifteen  Directors:  William J. Avery, Henry
     E. Butwel, Charles F. Casey, Francis X. Dalton, Francis J. Dunleavy, Chester C. Hilinski, Richard L. Krzyanowski, Josephine C. Mandeville, Owen
     A. Mandeville, Jr., Michael J. McKenna, Alan W. Rutherford, J. Douglass Scott, Robert J. Siebert, Harold A. Sorgenti and Edward P. Stuart.

2. FOR a resolution to adopt the 1994 Crown Cork & Seal Company, Inc. Stock-Based Incentive Compensation Plan, which the Board of Directors unanimously recommends.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

/X/ Please mark your votes
    as in this example.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for Proposal 1 and Proposal 2.

The Board of Directors recommends a vote for Proposal 1 and Proposal 2.

1. Election of Directors.
   (See reverse side)                            FOR /_/           WITHHELD /_/
   For, except vote withheld from
   the following nominee(s):

   __________________________________________

2. Resolution to adopt the 1994 Crown
   Cork & Seal Company, Inc. Stock-Based
   Incentive Compensation Plan.           FOR /_/    AGAINST /_/    ABSTAIN /_/

                                        Please  sign as name(s)  appear  hereon.
                                        Joint  owners  should  each  sign.  When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title as such.


                                        ________________________________________

                                        ________________________________________
                                        SIGNATURE(S)               DATE